Exhibit 99.3

CROSSINGBRIDGE ADVISORS, LLC

Financial Statements

As of December 31, 2020

Together With Auditor's Report

INDEPENDENT AUDITOR'S REPORT

To the Member of CrossingBridge Advisors, LLC:

Report on the Financial Statements

We have audited the accompanying financial statements of CrossingBridge Advisors, LLC, which comprise the balance sheet as of December 31, 2020, the related statement of operations, and changes in member's equity and cash flows for the year then ended, and the related notes to the financial statements.

Management Responsibility for the Financial Statements

Management is responsible for the fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to error or fraud.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluation of the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CrossingBridge Advisors, LLC as of December 31, 2020, and the results of its operations, changes in members' equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Raines & Fischer LLP

New York, New York

November 18, 2021

Raines and Fischer LLP Certified Public Accountants 555 Fifth Avenue 9th Floor New York, NY 10017 TEL: 212 953 9200 FAX: 212 953 9366

CROSSINGBRIDGE ADVISORS, LLC

Balance Sheet

As of December 31, 2020

ASSETS

Current Assets:
Cash and cash equivalents	$2,258,670
Accounts receivable	190,197
Due from Affiliate	150,000
Other current assets	4,432
Dividend receivable	2

TOTAL ASSETS	$2,603,301

LIABILITIES AND MEMBER'S EQUITY

Current Liabilities:
Accrued expenses	$72,112

Long Term Liabilities:
Due to member	1,937,266

Total Liabilities	2,009,378

Member's Equity	593,923

TOTAL LIABILITIES AND MEMBER'S EQUITY	$2,603,301

The accompanying notes are an integral part of these financial statements.

CROSSINGBRIDGE ADVISORS, LLC

Statement of Operations

For the Year Ended December 31, 2020

Revenues:
Fee Income	$3,061,088

Operating expenses:
Compensation and benefits	1,511,691
Other operating expenses	140,449
Computer expenses	113,499
Professional fees	93,838
Research	80,155
Mutual fund expenses	17,006
Travel and entertainment	3,152
Insurance	14,600

Total operating expenses	1,974,390

Income from operations	1,086,698

Other income (expenses):
Interest income	321
Dividend income	2,668
Realized loss on investments	(1,545)

Total other income (expenses)	1,444

Net income	$1,088,142

The accompanying notes are an integral part of these financial statements.

CROSSINGBRIDGE ADVISORS, LLC

Consolidated Statement of Changes in Member's Equity

For the Year Ended December 31, 2020

Member's Equity - January 1, 2020	$505,781

Capital Contributions	—

Capital Distributions	(1,000,000)

Net Income	1,088,142

Member's Equity - December 31, 2020	$593,923

The accompanying notes are an integral part of these financial statements.

CROSSINGBRIDGE ADVISORS, LLC

Statement of Cash Flows

For the Year Ended December 31, 2020

Increase (Decrease) in Cash

Cash flows from operating activities:

Net income	$1,088,142

Adjustments needed to reconcile net income with net cash provided by operating activities:
Increase in accounts receivable	(3,800)
Decrease in other current assets	271
Increase in accrued expenses	70,279

Net cash provided by operating activities	1,154,892

Cash flows from investing activities:
Decrease in dividend receivable	273

Net cash provided by investing activities	273

Cash flows from financing activities:
Distributions paid	(1,000,000)
Increase in due to affiliate	883,737
Decrease in due from affiliate	(150,000)

Net cash used in financing activities	(266,263)

Net increase in cash	888,902

Cash - January 1, 2020	1,369,768

Cash - December 31, 2020	$2,258,670

Supplementary Disclosures

Interest paid	—
Income taxes paid	—

The accompanying notes are an integral part of these financial statements.

CROSSINGBRIDGE ADVISORS, LLC

Notes to Financial Statements

December 31, 2020

(1)    Organization and Summary of Significant Accounting Policies

Organization:

The Company was formed as a limited liability company on December 23, 2016 under the laws of the State of Delaware. The Company is engaged in providing investment management and advisory services. Effective February 17, 2017, the Company became registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

Basis of Accounting:

The accompanying financial statements have been prepared using the accrual basis of accounting.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Actual results could differ from these estimates.

Income Taxes:

In as much as the Company has a single member, it is treated as a disregarded entity for income tax purposes. Consequently, Federal and state income taxes have not been provided for as its single member is taxed directly on the Company’s earnings.

Financial Accounting Standards Board Accounting Standards Codification 740 (“ASC 740”) requires the Managing Member to determine whether any tax positions taken by the Company in any open tax year (including the Company’s entity status), are more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. Any positions that do not meet this threshold must be disclosed in the financial statements. The adoption of ASC 740 did not have a material effect on these financial statements. The Company’s tax returns remain open for examination by tax authorities for a period of three years from when they are filed; the 2017, 2018, and 2019 Federal and New York State income tax returns are currently open for examination.

Revenue Recognition:

The Company records management fees as they are earned based on services provided. In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topics 606, to supersede nearly all existing revenue recognition guidance under GAAP. ASU 2014-2014-19 also requires new qualitative and quantitative disclosures, including disaggregation of revenues and descriptions of performance obligations. The Company adopted the provisions of this guidance on January 1,

2019 using the modified retrospective approach. The Company has performed an assessment of its revenue contracts and has not identified any material changes to the timing or amount of its revenue recognition under ASU 2014-09. The Company’s accounting policies did not change materially as a result of applying the principles of revenue recognition from ASU 2014-09 and are largely consistent with existing guidance and content practices applied by the Company.

CROSSINGBRIDGE ADVISORS, LLC

Notes to Financial Statements

December 31, 2020

(2)         Related Party Transactions

The Company and its sole member share certain staff, office facilities and administrative services. The parties involved have agreed to allocate these expenses based on assets under management of each party.  The allocation of these expenses to the Company totaled $1,858,202 for the 2020 year.  The total is reflected in the Statement of Operations in the categories for which the utilization of services relates.  Included in this total are compensation and benefits totaling $1,511,691 which includes employee compensation and benefits of employees of the Member in the amount of $517,420 as well as compensation and benefits of the Member’s owners in the amount of $994,271. The allocation of $1,858,202 was partially offset by advisory fees in the amount of $974,465, paid by the Company on behalf of its sole member. The net of the above two intercompany transactions, added to the existing intercompany balance between the Company and its sole member results in a due to member balance at December 31, 2020 of $1,937,266.

In December 2020, the Company advanced $150,000 to a party related by common ownership. These funds were repaid in January 2021.

(3)         Due to Affiliate

The Company owes $1,937,266 to its sole member for net expenses allocated to it. All intercompany expenses incurred during the year are due thirteen months after the calendar year-end upon 60 days written notice. If no notice is given the date payment is due will extend for another 12 months.

CROSSINGBRIDGE ADVISORS, LLC

Notes to Financial Statements

December 31, 2020

(4)         Lease Commitments

In February 2016, the FASB issued (ASU) 2016-02, “Leases (Topic 842)”. This update includes a lease accounting model that recognizes two types of leases – finance leases and operating leases. The standard requires that a lessee recognize on the statement of financial condition relating to leases with terms of more than twelve months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or operating lease.

Right of use assets (“ROU”) represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide implicit rate, we use our incremental borrowing rate based on the information available a commencement date in determining the present value of the lease payments. We use the implicit rate when readily determinable. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The above had no significant effect on these financial statements for the year ending December 31, 2020 as there were no leases with terms in excess of 12 months.

(5)         Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts and money market accounts which at times may exceed federally insured limits. The Company has not experienced any losses in these accounts.

(6)         Subsequent Events

The Company has evaluated subsequent events through November 18, 2021, the date which the financial statements were available to be issued. The Company does not note any subsequent events requiring disclosure or adjustment to the financial statements. The Company’s sole member has executed a non-binding letter of intent (“LOI”) to sell the Company. The terms of this potential sale are still being negotiated.